CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement of Franklin Valuemark Funds on Form N-1A File No. 33-23493 of our report dated January 31, 1996 on our audit of the financial statements and financial highlights of Franklin Valuemark Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1995, which is incorporated by reference in the Registration Statement.


                                   /s/COOPERS & LYBRAND L.L.P.



San Francisco, California
October 30, 1996